Exhibit 23.1
                                                                    ------------

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-103396) and on Form S-3 (File No. 333-110297) of our report dated December 17, 2004 relating to the financial statements and financial statement schedule of Electronic Clearing House, Inc. which appears in Electronic Clearing House Inc.'s Annual Report on Form 10-K for the year ended September 30, 2004.




PricewaterhouseCoopers LLP

Los Angeles, California
December 29, 2004


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